Exhibit 99(a)(1)(iv)

Not Valid Unless Signed by an Eligible Institution.

Old Second Bancorp, Inc.

Notice of Guaranteed Delivery
of Shares of Common Stock
Offer to Purchase for Cash up to 833,333 Shares
of its Common Stock
At a Purchase Price of $30.00 Per Share

This form or a facsimile copy of it must be used to accept the Offer (as defined below) if:

•        certificates for common stock, par value $1.00 per share (the “Shares”), of Old Second Bancorp, Inc., a Delaware corporation, are not immediately available; or

•        the procedure for book-entry transfer cannot be completed on a timely basis; or

•        time will not permit the Letter of Transmittal or other required documents to reach the depositary before the expiration date (as defined in Section 1 of the Offer to Purchase, as defined below).

This form or a facsimile of it, signed and properly completed, may be delivered by hand, mail telegram or facsimile transmission to the depositary by the expiration date. See “Section 2. Procedure for Tendering Shares” in the Offer to Purchase.

DEPOSITARY:

The Old Second National Bank of Aurora

By Mail/Overnight Delivery/Hand Delivery

37 South River Street
Aurora, Illinois 60506-4172

Investor Relations Telephone Number: (630) 906-5480
Facsimile Number: (630) 906-3208

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THOSE LISTED ABOVE DOES NOT CONSTITUE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby tenders to Old Second Bancorp, Inc., at a price of $30.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 17, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal, receipt of which is hereby acknowledged,                      Shares, pursuant to the guaranteed delivery procedure set forth under “Section 2. Procedure for Tendering Shares” in the Offer to Purchase.

For assistance in completing this form please call our investors relations department at (630) 906-5480 or the information agent at (800) 800-4693.

If you own fewer than 100 Shares:
Complete ONLY if Shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the expiration date, an aggregate of fewer than 100 Shares.
The undersigned either (check one):
☐ was the beneficial or record owner(s) of an aggregate of fewer than 100 Shares, all of which are being tendered, or
☐ is a broker, dealer, commercial bank, trust company or other nominee which:
(a) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record owner, and
(b)

believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

CONDITIONAL TENDER

You may condition the tender of your Shares upon the purchase by Old Second Bancorp, Inc. of a specified minimum number of the Shares you tendered. See “Section 6. Conditional Tender of Shares” of the Offer to Purchase. Unless at least the minimum number of Shares tendered by you is purchased by Old Second Bancorp, Inc., none of the Shares you tender will be purchased. It is your responsibility to calculate the minimum number of Shares and you are urged to consult your tax advisor. Unless this box has been completed by specifying a minimum number of Shares, the tender will be deemed unconditional.

Minimum number of Shares that must be purchased, if any are purchased:
Shares
Check the following box if you (a) are tendering all of the Shares you own and (b) wish your tender to be eligible for purchase by random lot: ☐

Certificate Nos. (if available):

Name(s):

(Please Print)
Address(es):

City	State	Zip Code
Area Code and Telephone Number:

SIGN HERE

Dated:	, 2007
If Shares will be tendered by book-entry transfer, check box below:
☐	The Old Second National Bank of Aurora
Account Number:

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”), hereby (i) represents that the undersigned has a net long position in Shares in or equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the Shares tendered, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Shares into the depositary’s account at The Old Second National Bank of Aurora (pursuant to the procedures set forth under “Section 2. Procedure for Tendering Shares” in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the depositary at one of its addresses set forth above within three Nasdaq Global Select Market trading days after the date of receipt by the depositary of this Notice of Guaranteed Delivery.

Name of Firm:
Authorized Signature
Address:	Name:
Title:
Zip Code:
Area Code and
Telephone Number:	Dated:	, 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.